                                                                  EXECUTION COPY



               AMENDMENT No. 3 dated as of December 5, 2001 (this "AMENDMENT"), to the Credit Agreement dated as of May 17, 2001, as amended (the "CREDIT AGREEMENT"), among IMC GLOBAL INC. (the "COMPANY"), the Borrowing Subsidiaries party thereto (together with the Company, the "BORROWERS"), the Lenders party thereto, JPMORGAN CHASE BANK (successor to THE CHASE MANHATTAN BANK), as administrative agent (the "ADMINISTRATIVE AGENT"), and GOLDMAN SACHS CREDIT PARTNERS L.P., as syndication agent (the "SYNDICATION AGENT").

     A. The Lenders have extended credit to the Borrowers, and have agreed to extend credit to the Borrowers, in each case pursuant to the terms and subject to the conditions set forth in the Credit Agreement.

     B. The Company consummated the Salt Disposition on November 28, 2001 pursuant to the terms and conditions set forth in the Agreement and Plan of Merger dated as of October 13, 2001, among the Company, Salt Holdings Corporation, YBR Holdings LLC and YBR Acquisition Corp.

     C. The Company has requested that certain provisions of the Credit Agreement relating to the Salt Disposition be amended as provided herein.

     D. The Company has also requested that certain financial covenants and other negative covenants contained in the Credit Agreement be amended as set forth herein.

     E. The undersigned Lenders are willing so to amend the Credit Agreement pursuant to the terms and subject to the conditions set forth herein.

     F. Capitalized terms used but not defined herein have the meanings assigned to them in the Credit Agreement, as amended hereby.

     Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereto hereby agree as follows:
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                                                                               2

     SECTION 1. AMENDMENT TO SECTION 1.01. Section 1.01 of the Credit Agreement is hereby amended as follows:

     (a) by adding the defined term "Argus Lease Escrow" in the appropriate alphabetical order, to read in its entirety as follows:

          "ARGUS LEASE ESCROW" means an escrow account established by the Collateral Agent for the purpose of escrowing $62,000,000 of the proceeds from the Salt Disposition in respect of the termination of the Argus Lease or the direct or indirect acquisition of an undivided interest in the Argus Lease or in the facilities that are the subject of the Argus Lease, as the case may be. In the event that (a) following the completion of all or, if applicable, any portion of the negotiations among the Company and the lessors under the Argus Lease, it is determined that the Argus Lease is to be terminated or that IMC Global shall directly or indirectly acquire an undivided interest in the Argus Lease or in the facilities that are the subject of the Argus Lease, then such escrowed funds shall immediately be applied to make any necessary payments in respect of such termination or any such acquisition, as the case may be (and if, following the completion of all such negotiations, it is determined that such escrowed funds exceed the amount of all such payments made or to be made with respect to such termination or any such acquisition, then the excess shall be applied as described in clause (b) below), or (b) following the completion of all negotiations among the Company and the lessors under the Argus Lease, it is determined that the Argus Lease is not to be terminated and that IMC Global shall not directly or indirectly acquire an undivided interest in the Argus Lease or in the facilities that are the subject of the Argus Lease, then such escrowed funds shall thereafter be deemed to be Net Proceeds from the Salt Disposition and shall immediately be applied in accordance with
     Section 2.11(f); PROVIDED that any escrowed funds applied in accordance with Section 2.11(f) (as required by the preceding clause (b)) shall be so applied in the manner and to the extent that such escrowed funds would have been applied previously had such escrowed funds been deemed to be Net
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                                                                               3


     Proceeds from the Salt Disposition immediately following the Salt Disposition and not been deposited in the Argus Lease Escrow. Notwithstanding anything herein to the contrary, to the extent that any funds are remaining in the Argus Lease Escrow as of 5:00 p.m., New York City time, on the date that is 365 days after the consummation of the Salt Disposition, such escrowed funds shall immediately be applied as set forth in clause (b) of the preceding sentence.

     (b) by adding the defined term "Excess Salt Disposition Escrow" in the appropriate alphabetical order, to read in its entirety as follows:

          "EXCESS SALT DISPOSITION ESCROW" means an escrow account established by the Collateral Agent for the purpose of escrowing all or any portion of the Net Proceeds from the Salt Disposition available to the Company in accordance with Section 2.11(f). The Company shall, at its sole discretion, have the right to request the withdrawal of such escrowed funds, at any time and from time to time, to prepay, repurchase or redeem the Company's 6.50% Notes due 2003, 6.55% Notes due 2005 or 7.625% Notes due 2005 (or any combination thereof) or to use for general corporate purposes; PROVIDED that once any such escrowed funds are withdrawn, the Company shall not be permitted to re-deposit such funds in the Excess Salt Disposition Escrow.

     (c) by adding the defined term "Transportation Joint Venture" in the appropriate alphabetical order, to read in its entirety as follows:

          "TRANSPORTATION JOINT VENTURE" means the joint venture to be entered into by the Company for the acquisition and operation of certain transportation assets and services related to raw materials used in the Company's business.

     (d) by amending and restating subclause (i) of clause (b) of the definition of "Capital Expenditures" to read in its entirety as follows:

     (i) any acquisition of the facilities that are the subject of the Argus Lease in connection
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                                                                               4


     with any termination of the Argus Lease or any other direct or indirect acquisition of an undivided interest in the Argus Lease or in such facilities, in each case as contemplated by clause (b)(iii) or clause
     (b)(iv) of the definition of the term "Net Proceeds"

     (e) by adding the following text immediately prior to the text "MINUS" in the definition of "Consolidated EBITDA":

     PLUS (except for purposes of determining the Applicable Rate) any costs (up to an aggregate amount not to exceed $58,000,000) identified by Ernst & Young arising from the temporary shutdown of phosphates operating assets of the Company and its Subsidiaries during the Company's 2001 fiscal year that were deducted from such consolidated operating earnings during such period and

     (f) by adding the text "imposed by the United States of America" immediately following the first occurrence of the text "withholding tax" in clause (c) of the definition of "Excluded Taxes".

     (g) by amending and restating the definition of "Foreign Lender" to read in its entirety as follows:

          "FOREIGN LENDER" means any Lender that is organized under the laws of a jurisdiction other than (a) the United States of America, any State thereof or the District of Columbia or (b) the jurisdiction in which the applicable Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

     (h) by amending and restating subclause (iii) of clause (b) of the definition of "Net Proceeds" to read in its entirety as follows:

     (iii) in the case of the Salt Disposition, any proceeds from the Salt Disposition deposited in the Argus Lease Escrow following the consummation of the Salt Disposition in respect of the termination of the Argus Lease or the direct or indirect acquisition of an undivided interest in the Argus Lease or in the facilities
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                                                                               5


     that are the subject of the Argus Lease, as the case may be,

     (i) by inserting the following new subclause (iv) immediately after subclause (iii) in clause (b) of the definition of "Net Proceeds" and renumbering the existing subclause (iv) of such clause (b) accordingly:

     (iv) in the case of any Chemicals Disposition, any payments made promptly following such Chemicals Disposition in respect of the termination of the Argus Lease or the direct or indirect acquisition of an undivided interest in the Argus Lease or in the facilities that are the subject of the Argus Lease, as the case may be, and

     (j) by deleting the text "$300,000,000" in the definition of "Salt Disposition Escrow" and substituting the text "$312,000,000" therefor.

     (k)  by deleting the text "and the Salt Disposition Escrow" in subclause
(i) of clause (b) of the definition of "Total Indebtedness" and substituting the text ", the Salt Disposition Escrow, the Argus Lease Escrow, the B Term Loan Escrow and the Excess Salt Disposition Escrow" therefor.

     (l) by deleting the text "." at the end of the definition of "Total Indebtedness" and inserting the following text therefor:

     ; PROVIDED FURTHER that the amount of funds on deposit in the Excess Salt Disposition Escrow, the Argus Lease Escrow and the B Term Loan Escrow shall not be excluded in determining "Total Indebtedness" for purposes of determining the Applicable Rate.

     SECTION 2. AMENDMENT TO SECTION 2.11. Section 2.11 of the Credit Agreement is hereby amended as follows:

     (a) by deleting the text "$300,000,000" in clause (iii) of paragraph (f) of Section 2.11 of the Credit Agreement and substituting the text "$312,000,000" therefor.

     (b)  by deleting in its entirety the last paragraph of paragraph (f) of
Section 2.11 of the Credit
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                                                                               6


and by substituting the following two new paragraphs therefor:

          Notwithstanding anything contained herein to the contrary, all Net Proceeds from the Salt Disposition that are available to be applied to prepay outstanding B Term Borrowings in accordance with clause (iv) of this paragraph (f) shall (a) within three Business Days following the consummation of the Salt Disposition, be deposited in the B Term Loan Escrow for a period not to exceed 30 days and (b) on or prior to the end of such 30-day period, be applied to prepay outstanding B Term Borrowings, subject to paragraph (g) below (the date on which such prepayment is made shall be referred to as the "TERM LOAN PREPAYMENT DATE"). Following such application, any proceeds remaining in the B Term Loan Escrow shall be released from the B Term Loan Escrow and shall be available to the Company in accordance with clause (v) of this paragraph (f).

          In addition, following the Salt Disposition, the Company may, at its option, deposit in the Excess Salt Disposition Escrow all or any portion of the Net Proceeds made available to the Company in accordance with clause
     (v) of this paragraph (f); PROVIDED that all such funds to be deposited in the Excess Salt Disposition Escrow shall be deposited in such escrow account no later than the Term Loan Prepayment Date.

     SECTION 3. AMENDMENT TO SECTION 2.21. Section 2.21 of the Credit Agreement is hereby amended by deleting in its entirety the parenthetical in the first sentence of such Section 2.21 and substituting the following parenthetical therefor:

     (other than (i) a Foreign Subsidiary that is not a Foreign Loan Party or (ii) an Excluded Subsidiary)

     SECTION 4. AMENDMENT TO SECTION 6.01. Clause (xiv) of paragraph (a) of
Section 6.01 of the Credit Agreement is hereby amended by deleting the text "$35,000,000" and substituting the text "$60,000,000" therefor.
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                                                                               7


     SECTION 5. AMENDMENT TO SECTION 6.01. The second sentence of paragraph (b) of Section 6.01 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

     Notwithstanding the foregoing, any Subsidiary shall be permitted to issue any preferred stock or other preferred Equity Interest directly to the Company or any Subsidiary Loan Party, PROVIDED that any such preferred stock or other preferred Equity Interest may not be sold, transferred or otherwise disposed of by the Company or such Subsidiary Loan Party to any Person (other than the Company or a Subsidiary Loan Party) unless (i) after such sale, transfer or other disposition, such Subsidiary shall no longer be a Subsidiary or (ii) the Company has received the consent of the Required Lenders prior to any such transfer.

     SECTION 6. AMENDMENT TO SECTION 6.04. Section 6.04 of the Credit Agreement is hereby amended as follows:

     (a)  by deleting the text "in their respective Subsidiaries" in paragraph
(c) of Section 6.04 of the Credit Agreement and inserting the following text therefor:

     in any Subsidiary and investments by any Subsidiary Loan Party in preferred stock or other preferred Equity Interests of the Company

     (b) by inserting the text "in cash" following the text "advances made" in clause (ii) of the proviso set forth in paragraph (d) of Section 6.04 of the Credit Agreement.

     (c) by amending and restating paragraph (p) of Section 6.04 to read in its entirety as follows:

          (p)  an acquisition of the facilities that are the subject of the
     Argus Lease in connection with any termination of the Argus Lease or any other direct or indirect acquisition of an undivided interest in the Argus Lease or in the facilities that are the subject of the Argus Lease, in each case as contemplated by clause (b)(iii) and clause (b)(iv) of the definition of the term "Net Proceeds";
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                                                                               8


     (d) by deleting the text "and" at the end of clause (q) of Section 6.04 of the Credit Agreement.

     (e)  by deleting the text "$10,000,000." at the end of clause (r) of
Section 6.04 of the Credit Agreement and substituting the text "$20,000,000; and" therefor.

     (f) by adding the following new clause (s) at the end of Section 6.04 of the Credit Agreement:

          (s) investments by the Company in the Transportation Joint Venture in an aggregate amount not to exceed $10,000,000, subject to Section 6.12.

     SECTION 7. AMENDMENT TO SECTION 6.05. Section 6.05 of the Credit Agreement is hereby amended as follows:

     (a) by deleting the text "and" at the end of paragraph (f) of Section 6.05 of the Credit Agreement.

     (b)  by adding the following new paragraphs (h) and (i) following paragraph
(g) of Section 6.05 of the Credit Agreement:

          (h) transfers and dispositions of interests in real property (other than Mortgaged Property) in exchange for consideration that constitutes interests in real property, permits, easements, utilities, services and other accommodations from any Governmental Authority or other Person; PROVIDED that the aggregate fair market value of all interests in real property transferred or otherwise disposed of in reliance upon this clause
     (h) shall not exceed $5,000,000 for any one transaction or series of related transactions; and

          (i) other transfers and dispositions of interests in real property (other than Mortgaged Property); PROVIDED that the aggregate fair market value of all real property transferred or otherwise disposed of in reliance upon this clause (i) shall not exceed $5,000,000 during any fiscal year of the Company;

     (c)  by deleting the text "and (g)" in the proviso set forth at the end of
Section 6.04 of the Credit Agreement and inserting the text ", (g), (h) and (i)" therefor.
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                                                                               9


     SECTION 8. AMENDMENT TO SECTION 6.08. Section 6.08 of the Credit Agreement is hereby amended as follows:

     (a)  by deleting the proviso set forth in clause (v) of paragraph (b) of
Section 6.08 of the Credit Agreement and substituting the following text therefor:

     PROVIDED that payments shall be permitted under this clause (v) only to the extent of the funds available therefor on deposit in the Salt Disposition Escrow.

     (b)  by amending and restating clause (viii) of paragraph (b) of Section
6.08 of the Credit Agreement to read in its entirety as follows:

          (viii) payments made to terminate the Argus Lease or to directly or indirectly acquire an undivided interest in the Argus Lease or in the facilities that are the subject of the Argus Lease in the manner contemplated in the definition of the term "Net Proceeds" as well as any other payments made in respect of such termination or any such acquisition;

     (c) by deleting the text "and" at the end of clause (ix) of paragraph (b) of Section 6.08 of the Credit Agreement.

     (d)  by deleting the text "." at the end of clause (x) of paragraph (b) of
Section 6.08 of the Credit Agreement and substituting the text "; and" therefor.

     (e)  by adding the following new clause (xi) at the end of paragraph (b) of
Section 6.08 of the Credit Agreement:

     (xi) after the Salt Disposition is consummated, payments made to prepay, repurchase or redeem the Company's 6.50% Notes due 2003, 6.55% Notes due 2005 or 7.625% Notes due 2005 (or any combination thereof) then outstanding; PROVIDED that payments shall be permitted under this clause
     (xi) only to the extent of funds available therefor on deposit in the
     Excess Salt Disposition Escrow.
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                                                                              10


     SECTION 9. AMENDMENT TO SECTION 6.09. Section 6.09 of the Credit Agreement is hereby amended as follows:

     (a) by deleting the text "and" at the end of clause (c) of Section 6.09 of the Credit Agreement and inserting the text "," therefor.

     (b) by deleting the text "." at the end of clause (d) of Section 6.09 of the Credit Agreement.

     (c)  by inserting the following new clauses (e) and (f) at the end of
Section 6.09 of the Credit Agreement:

     (e) transactions between or among any Subsidiary and (i) the Company or
     (ii) any other Subsidiary, in each case as permitted by paragraphs (b),
     (c), (d), (n), (o) and (s) of Section 6.04 and (f) transactions necessary to terminate the Argus Lease or acquire and hold an undivided interest in the Argus Lease or in the facilities that are the subject of the Argus Lease, in each case as contemplated by clause (b)(iii) and clause (b)(iv) of the definition of "Net Proceeds".

     SECTION 10. AMENDMENT TO SECTION 6.11. Section 6.11 of the Credit Agreement is hereby amended by deleting the text "." at the end of such Section 6.11 and substituting the following text therefor:

     ; PROVIDED that, notwithstanding the foregoing, any amendment or modification to the Argus Lease or any related agreements shall be permitted in connection with the negotiations regarding the potential termination of the Argus Lease or direct or indirect acquisition of an undivided interest in the Argus Lease or in the facilities that are the subject of the Argus Lease contemplated by the definition of "Argus Lease Escrow".

     SECTION 11. AMENDMENT TO SECTION 6.13. Section 6.13 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

          SECTION 6.13. INTEREST EXPENSE COVERAGE RATIO. The Company will not permit the ratio of (a) Consolidated EBITDA to (b) Consolidated Interest Expense, in each case for any period of
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                                                                              11


     four consecutive fiscal quarters ending on any date during any period set forth below, to be less than the ratio set forth below opposite such period:

               PERIOD                                      RATIO
               ------                                      -----
     Effective Date through and
     including December 31, 2001                        1.95 to 1.00

     January 1, 2002 through and
     including September 30, 2002                       1.50 to 1.00

     October 1, 2002 through and
     including December 31, 2002                        1.75 to 1.00

     January 1, 2003 through and
     including June 30, 2004                            2.00 to 1.00

     July 1, 2004 through and
     including September 30, 2004                       2.25 to 1.00

     October 1, 2004 and thereafter                     2.50 to 1.00

     SECTION 12. AMENDMENT TO SECTION 6.14. Section 6.14 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

     SECTION 6.14. TOTAL LEVERAGE RATIO. The Company will not permit the Leverage Ratio as of the last day of any fiscal quarter ending during any period set forth below to exceed the ratio set forth opposite such period:

               PERIOD                                      RATIO
               ------                                      -----
     Effective Date through and
     including December 31, 2001                        6.50 to 1.00

     January 1, 2002 through and
     including March 31, 2002                           7.50 to 1.00

     April 1, 2002 through and
     including June 30, 2002                            7.75 to 1.00

     July 1, 2002 through and
     including September 30, 2002                       7.50 to 1.00

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                                                                              12


     October 1, 2002 through and
     including December 31, 2002                        6.85 to 1.00

     January 1, 2003 through and
     including March 31, 2003                           6.50 to 1.00

     April 1, 2003 through and
     including June 30, 2003                            6.00 to 1.00

     July 1, 2003 through and
     including September 30, 2003                       5.50 to 1.00

     October 1, 2003 through and
     including December 31, 2003                        5.25 to 1.00

     January 1, 2004 through and
     including March 30, 2004                           5.00 to 1.00

     April 1, 2004 through and
     including June 30, 2004                            4.75 to 1.00

     July 1, 2004 through and
     including September 30, 2004                       4.50 to 1.00

     October 1, 2004 and thereafter                     4.00 to 1.00

     SECTION 13. AMENDMENT TO SCHEDULE 6.01. Schedule 6.01 of the Credit Agreement is hereby amended by adding the following new paragraph (f) at the end of Section 6 of Schedule 6.01 of the Credit Agreement, and such amendment shall be deemed to be effective as of the Effective Date:

     f. Contractual obligations of IMC Phosphates Company to reimburse Phosphate Chemicals Export Association, Inc. for its pro rata share of any losses or other liabilities incurred.

     SECTION 14. INCREMENTAL FUNDING OF THE SALT DISPOSITION ESCROW. Immediately following the satisfaction of the conditions to effectiveness set forth in
Section 21, the Company shall deposit in the Salt Disposition Escrow, in accordance with clause (iii) of Section 2.11(f) of the Credit Agreement (as amended by this Amendment), cash funds in an aggregate amount equal to $12,000,000, such funds to be drawn first from the Net Proceeds received by the Company in accordance with clause (v) of Section 2.11(f) of the Credit Agreement and
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                                                                              13


second, to the extent necessary, from the funds deposited in the B Term Loan Escrow.

     SECTION 15. INITIAL FUNDING OF THE ARGUS LEASE ESCROW. Immediately following the satisfaction of the conditions to effectiveness set forth in
Section 21, the Company shall deposit in the Argus Lease Escrow cash funds in an aggregate amount equal to $62,000,000, such funds to be drawn first from the Net Proceeds received by the Company in accordance with clause (v) of Section 2.11(f) of the Credit Agreement and second, to the extent necessary, from the funds deposited in the B Term Loan Escrow.

     SECTION 16. AMENDMENT TO THE SECURITY AGREEMENT. Each Lender that delivers a signed counterpart to this Amendment hereby consents to the amendment (the "SECURITY AGREEMENT AMENDMENT") of the Security Agreement dated as of May 17, 2001, as amended (the "SECURITY AGREEMENT"), among the Company, each subsidiary of the Company listed on Schedule I thereto and JPMorgan Chase Bank (successor to The Chase Manhattan Bank), as collateral agent (the "COLLATERAL AGENT"), as such amendment is set forth in Exhibit A hereto.

     SECTION 17. AMENDMENT TO THE COLLATERAL SHARING AGREEMENT. Each lender that delivers a signed counterpart to the Amendment hereby consents to the amendment (the "COLLATERAL SHARING AGREEMENT AMENDMENT") of the Collateral Sharing Agreement dated as of May 17, 2001, among the Company, the Subsidiaries referred to in Section 6.13 thereof, and the Collateral Agent, as such amendment is set forth in Exhibit B hereto.

     SECTION 18. ADDITIONAL AGREEMENTS. The Company hereby agrees (a) to notify each of the Administrative Agent and the Syndication Agent promptly upon completion of the negotiations among the Company and the lessors under the Argus Lease or upon the determination by the Company to make any payments in respect of the Argus Lease as contemplated by the definition of "Argus Lease Escrow" in
Section 1 and (b) to deliver to each of the Administrative Agent and the Syndication Agent, upon effectiveness, any amendments or modifications to the Argus Lease or any related agreements in respect of the termination of the Argus Lease or the direct or indirect acquisition of an undivided interest in the
Argus Lease or in the facilities that are the subject of the Argus Lease, as the case may be, as such amendments and modifications are permitted by Section 6.11 of the Credit Agreement (as amended by this Amendment).
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                                                                              14


     SECTION 19. AMENDMENT FEE. In consideration of the agreements of the Lenders contained in this Amendment, the Company agrees to pay to the Administrative Agent, for the account of each Lender that delivers an executed counterpart of this Amendment prior to 5:00 p.m., New York City time, on December 14, 2001, an amendment fee (the "AMENDMENT FEE") in an amount equal to 0.25% of the sum of such Lender's (a) Revolving Commitment and (b) B Term Loans to be outstanding after giving effect to any prepayments to be made to such Lender on the Term Loan Prepayment Date in accordance with Section 2.11(f) of the Credit Agreement; PROVIDED that such Amendment Fee shall not be payable unless and until this Amendment becomes effective as provided in Section 21; PROVIDED FURTHER that the portion of such Amendment Fee to be paid with respect to such Lender's B Term Loans shall not be paid unless the Administrative Agent shall have received from such Lender, prior to 5:00 p.m., New York City time, on December 12, 2001, a signed statement, substantially in the form of Exhibit C hereto, setting forth the amount, if any, of the B Term Loan prepayment to be made to such Lender on the Term Loan Prepayment Date that such Lender elects to decline in accordance with Section 2.11(g) of the Credit Agreement (it being understood and agreed that the delivery of such statement shall satisfy the notice requirement set forth in Section 2.11(g) with respect to such Lender's prepayment election). The Amendment Fee shall be paid to the Administrative Agent on the date on which this Agreement becomes effective as provided in
Section 21.

     SECTION 20. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Administrative Agent and to each of the Lenders that:

     (a)  This Amendment has been duly authorized, executed and delivered by each of the Borrowers and constitutes a legal, valid and binding obligation of each of the Borrowers, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
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                                                                              15


     (b)  The representations and warranties of the Company set forth in the
Loan Documents are true and correct in all material respects on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which
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                                                                              16


case such representations and warranties are true and correct in all material respects as of such earlier date.

     (c) Immediately after giving effect to this Amendment, no Default shall have occurred and be continuing.

     SECTION 21. CONDITIONS TO EFFECTIVENESS. This Amendment shall become effective as of the date first written above when (a) the Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of (i) each of the Borrowers, (ii) the Revolving Lenders holding a majority in interest of the outstanding Revolving Loans and the unused Revolving Commitments and (iii) the Term Loan Lenders holding a majority in interest of the outstanding B Term Loans, (b) the Collateral Agent shall have received counterparts of the Security Agreement Amendment that, when taken together, bear the signatures of each of the Grantors (as such term is defined in the Security Agreement), (c) the Collateral Agent shall have received counterparts of the Collateral Sharing Agreement Amendment that, when taken together, bear the signatures of each of the Loan Parties, (d) the Administrative Agent shall have received payment of all fees and expenses required to be paid or reimbursed by the Company under or in connection with this Amendment and the Credit Agreement, in each case to the extent such fees and expenses have been invoiced as of or prior to the date first written above, and (e) the Company shall have delivered to each of the Administrative Agent and the Syndication Agent, and each of the Administrative Agent and Syndication Agent shall have received, a report from Ernst & Young with respect to the costs arising from the temporary shutdown of phosphates operating assets of the Company and its Subsidiaries during the Company's 2001 fiscal year, and such report shall be satisfactory in all material respects to each of the Administrative Agent and the Syndication Agent.

     SECTION 22. CREDIT AGREEMENT. Except as specifically amended hereby, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof as in existence on the date hereof. After the date hereof, any reference to the Credit Agreement shall mean the Credit Agreement as amended or modified hereby. This Amendment shall be a Loan Document for all purposes.

     SECTION 23. APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     SECTION 24. COUNTERPARTS. This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement. Delivery of an executed signature page to this Amendment by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Amendment.

     SECTION 25. EXPENSES. The Company agrees to reimburse the Administrative Agent and the Syndication Agent for their respective reasonable out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Administrative Agent.

     SECTION 26. HEADINGS. The Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

        [The remainder of this page has been left blank intentionally.]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.

                                        IMC GLOBAL INC.,

                                           by
                                             ----------------------------------
                                             Name:
                                             Title:



                                        PHOSPHATE RESOURCE PARTNERS LIMITED
                                        PARTNERSHIP,

                                        By: IMC Global Inc., its Administrative
                                        Managing General Partner,

                                           by
                                             ----------------------------------
                                             Name:
                                             Title:



                                        And by: FMRP Inc., its General Partner,

                                           by
                                             ----------------------------------
                                             Name:
                                             Title:



                                        IMC PHOSPHATES COMPANY,

                                        By: IMC Phosphates MP Inc., its
                                        Managing Partner,

                                           by
                                             ----------------------------------
                                             Name:
                                             Title:

                                        JPMORGAN CHASE BANK, individually
                                        and as Administrative Agent,

                                           by
                                             ----------------------------------
                                             Name:
                                             Title:



                                        GOLDMAN SACHS CREDIT PARTNERS L.P.,
                                        individually and as Syndication Agent,

                                           by
                                             ----------------------------------
                                             Name:
                                             Title: